EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY FOR

OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
OF

DIGITAL IMPACT, INC.

      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, MARCH 23, 2005, UNLESS THE OFFER IS EXTENDED.

      As set forth in “The Offer — Section 3” of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates (“Share Certificates”) representing shares of Common Stock, par value $0.001 per share, of Digital Impact, Inc., a Delaware corporation (“Digital Impact”), are not immediately available; or (ii) the procedures for book-entry transfer cannot be completed on a timely basis; or (iii) time will not permit all required documents to reach Wells Fargo Bank, N.A., the depositary for the Offer (the “Depositary”), prior to the Expiration Date (as defined in “The Offer — Section 1” of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in “The Offer — Section 3” of the Offer to Purchase). See “The Offer — Section 3” of the Offer to Purchase.

The Depositary for the Offer is:

WELLS FARGO BANK, N.A.

By Mail:	By Hand or Overnight Courier, Certified or Express Mail:	By Hand in New York:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A	C/o Depository Trust
Shareowner Services	Shareowner Services	Company
Corporate Actions	Corporate Actions	55 Water Street
Department	Department	New York, NY 10041
P.O. Box 64858	161 North Concord Exchange
St. Paul, MN 55164-0858	South St. Paul, MN 55095

By Facsimile Transmission:

(For Eligible Institutions Only)

(651) 450-2452

Confirmation Receipt of Facsimile by Telephone Only:

(651) 450-4110

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

      THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

      THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

      The undersigned hereby tenders to DII Acquisition Corp. (“Purchaser”), a Delaware corporation and wholly-owned subsidiary of infoUSA Inc., a Delaware corporation (“infoUSA”), upon the terms and subject to the conditions set forth in Purchaser’s Offer to Purchase dated February 24, 2005 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of below, all pursuant to the guaranteed delivery procedures set forth in “The Offer — Section 3” of the Offer to Purchase.

Name(s) of Record Holder(s)

Please Print

Address(es)

Zip Code

Daytime Area Code and Tel. No.

Signature

Number of Shares

Certificate Nos. (if available)

(Check box if Shares will be tendered by book-entry transfer)

☐ The Depository Trust Company Account Number at the Book Entry Transfer Facility

Dated:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in “The Offer — Section 2” of the Offer to Purchase) with respect to such Shares in any such case together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message (as defined in “The Offer — Section 2” of the Offer to Purchase), and any other required documents, within three Nasdaq trading days after the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm

Address:

Zip Code

Telephone Number ( )

Authorized Signature

Please Type or Print Name

Title

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.